UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Earliest Event Reported: January 15, 2009

MONOGRAM BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30369	94-3234479
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Oyster Point Blvd., South San Francisco, California, 94080

(Address of Principal Executive Offices, including zip code)

(650) 635-1100

(Registrant’s Telephone Number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 15, 2009, Monogram Biosciences, Inc. (the “Company”), issued a press release announcing, among other things, its expected revenue for the fiscal year ended December 31, 2008. A copy of this press release is included herewith as Exhibit 99.1.

2009 revenue guidance is provided in the press release on a GAAP basis, and also on a non-GAAP basis to include expected deferred revenue related to the sale of the Company’s assays in the Company’s collaboration with Pfizer. The Company expects to report total revenue on a non-GAAP basis in 2009 to provide a matching of revenue and expenses for product sales. The Company believes that the presentation of this non-GAAP financial measure will enable users of its financial statements to compare non-GAAP measures with relevant GAAP measures in all periods presented and better understand the matching of revenue and expenses. Any non-GAAP financial measure used by the Company should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Item 8.01.	Other Events.

In December, 2008, Monogram received a staff deficiency letter from The Nasdaq Stock Market (“Nasdaq”) indicating that the market value of Monogram’s listed securities had been below the minimum $50 million requirement for continued inclusion on the Nasdaq Global Market under Marketplace Rule 4450(b)(1)(A).

On January 15, 2009, Monogram received a subsequent notification from Nasdaq indicating that the market value of Monogram’s listed securities had been above the minimum $50 million requirement for more than 10 consecutive business days, and that Monogram had therefore regained compliance with Marketplace Rule 4450(b)(1)(A).

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated January 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monogram Biosciences, Inc. (Registrant)

Date: January 16, 2009	By:	/s/ Kathy L. Hibbs
Kathy L. Hibbs Senior Vice President, General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated January 15, 2009.